Exhibit 3.4

BANKNOTE CORP. OF AMERICA • WALL STREET (NYC) • BROWNS SUMMIT (NC) • (CARMAX, INC.) LOT 2• 1-(208019)-942 • PROOF #5 • 9:02 PM •9/05/02 • CH

NUMBER

KMX

COMMON STOCK

INCORPORATED UNDER THE LAWS
OF THE
COMMONWEALTH OF VIRGINIA

THIS CERTIFICATE IS TRANSFERABLE
IN MINNEAPOLIS, MINNESOTA
OR NEW YORK, NEW YORK

COMMON STOCK

CUSIP 143130 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS

SHARES

CarMax, Inc.

THIS CERTIFICATE OF STOCK

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

CarMax, Inc. transferable upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Articles of Incorporation, and any amendments thereto, of the Corporation to all of which the holder by the acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK MINNESOTA, N.A.
TRANSFER AGENT AND REGISTRAR
BY

AUTHORIZED SIGNATURE

SECRETARY

PRESIDENT

CARMAX, INC.
SEAL
VIRGINIA

CARMAX, INC.

A full statement of the designations, relative rights, preferences and limitations applicable to each class of stock that the Corporation is authorized to issue and the variations in rights, preferences and limitations determined for the shares of each series of Common Stock and Preferred Stock that the Corporation authorized to issue so far as the same have been fixed and determined (and the authority of the board of directors to determine variations in rights, preferences and limitations of subsequent series) will be furnished to the holder hereof without charge upon request in writing to the Secretary of the Corporation or to the Transfer Agent named on the face hereof.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between CarMax, Inc. and Wells Fargo Bank Minnesota, N.A. (the “Rights Agent”), dated as of May 21, 2002, as the same may be amended or supplemented from time to time hereafter (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of CarMax, Inc Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights will expire at the Close of Business on May 21, 2012 unless exercised or redeemed prior thereto. CarMax, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN AC-___________________	Custodian_________
		(Cust)	(Minor)
TEN ENT	-as tenants by the entireties with right of survivorship	under Uniform Gifts to Minors Act
JT TEN	-as joint tenants with right of survivorship and not as tenants in common	(State) _________________________
Additional abbreviations may also be used though not in the above list.

For value received____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_______________________________________________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated ___________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

SIGNATURE(S)GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS,
SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

BANKNOTE CORP. OF AMERICA • WALL STREET (NYC) • BROWNS SUMMIT (NC) • (CARMAX, INC.) • 1-(208019)-942 • PROOF #4 • 11:07 AM • 9/13/02 • CH